August 1, 2011

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control



RE	American
Depositary Shares
evidenced by The
American Depositary
Receipt of
INPEX   F6 file number
333164037


Ladies and Gentlemen

Pursuant to Rule 424b3
under the
Securities Act of
1933, as amended, on
behalf of The Bank of
New York Mellon, as
Depositary for
securities against
which
American Depositary
Receipts are to be
issued, we attach a
copy of the new
prospectus Prospectus
reflecting the change
in ratio from 100 ADSs
1 Ordinary Share to
400 ADSs  1 Ordinary
Share.

As required by Rule
424e, the upper right
hand corner of the
Prospectus cover page
has
a reference to Rule
424b3 and to the file
number of the
registration statement
to which
the Prospectus
relates.

Pursuant to Section
III B of the General
Instructions to the
Form F6 Registration
Statement, the
Prospectus consists of
the
ADR certificate for
INPEX.

The Prospectus has
been revised to
reflect the
new ratio
One 1 American
Depositary Share
represents OneFourth
Hundredth of One
1400 Share


Please contact me with
any questions or
comments at 212
8152221.


Sandra Bruno
Senior Associate
The Bank of New York
Mellon  ADR
Division

Encl.

CC Paul Dudek, Esq.
Office of
International
Corporate Finance






Depositary Receipts
101 Barclay Street,
22nd Floor West, New
York 10286